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                                                                    EXHIBIT 21.1

                              List of Subsidiaries

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Parent                                         Subsidiary
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
U.S. Plastic Lumber Corp.                      U.S. Plastic Lumber Ltd, a Delaware corporation

U.S. Plastic Lumber Corp.                      Clean Earth, Inc., a Delaware corporation

U.S. Plastic Lumber Corp.                      U.S. Plastic Lumber Finance Corporation, a Delaware corporation

U.S. Plastic Lumber Ltd.                       The Eaglebrook Group, Inc., a Delaware corporation

Clean Earth, Inc.                              Advanced Remediation of Delaware, Inc., a Delaware corporation

Clean Earth, Inc.                              Allied Waste Services, Inc., a Delaware corporation

Clean Earth, Inc.                              Barbella Environmental Technologies, Inc., a New Jersey corporation

Clean Earth, Inc.                              Carteret Biocycle Corporation, a Delaware corporation

Clean Earth, Inc.                              Carteret Materials Corporation, a Delaware corporation

Clean Earth, Inc.                              Clean Earth of New Castle, Inc., a Delaware corporation

Clean Earth, Inc.                              Clean Earth of Philadelphia, Inc., a Delaware corporation

Clean Earth, Inc.                              Clean Earth of Maryland, Inc., a Maryland corporation

Clean Earth, Inc.                              Clean Rock Properties, Ltd., a Maryland corporation

Clean Earth, Inc.                              Consolidated Technologies, Inc., a Pennsylvania corporation

Clean Earth, Inc.                              Integrated Technical Services, Inc. a Delaware corporation

Clean Earth, Inc.                              S & W Waste, Inc., a New Jersey corporation

U.S. Plastic Lumber Finance Corporation        U.S. Plastic Lumber IP Corporation, a Delaware corporation
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